UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            February 13, 2007
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota		55402-3232

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code            612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Employment Agreement
Management Agreement

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On February 13, 2007, Fair Isaac Corporation, a Delaware corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with Dr. Mark Greene, Ph.D. providing for his employment as Chief Executive Officer of the Company, effective February 14, 2007. In connection with his employment, Dr. Greene will enter into a Management Agreement that provides for certain rights upon termination following a change of control event. He will also enter into the Company’s standard forms of Indemnification Agreement and Proprietary Information and Inventions Agreement.
     Pursuant to the Employment Agreement, the initial term of Dr. Greene’s employment with the Company will commence on February 14, 2007 and expire on February 13, 2012. He will be entitled to receive a base salary at an annualized rate of $550,000, which is subject to upward adjustment from time to time as determined by the Company’s Compensation Committee (the “Committee”). He will also be eligible to participate in benefit plans that are generally available to the Company’s executives. For each full fiscal year of his employment, Dr. Greene will be eligible for an incentive award opportunity payable from 0% to 200% of his base salary, with a target equal to 100% of his annual base salary, pursuant to terms and conditions established by the Committee from time to time. For fiscal year 2007, Dr. Greene will be guaranteed an incentive bonus at the target percentage, pro rated based on the portion of the fiscal year he is employed by the Company, so long as he remains employed by the Company through the end of the fiscal year. The Company will pay Dr. Greene a sign-on bonus of $100,000 after commencement of his employment.
     Dr. Greene will be entitled to receive an initial equity grant (the “Initial Equity Award”) pursuant to the Company’s 1992 Long-term Incentive Plan (the “1992 LTIP”). The Initial Equity Award will consist of an option to purchase 125,000 shares of the Company’s common stock and the right to receive restricted stock units (“RSUs”) covering 41,667 shares of the Company’s common stock. The Initial Equity Award will vest in four equal annual installments beginning on the first anniversary of the grant date, and the options will have an exercise price equal to the closing market price of the Company’s common stock on the grant date, which is expected to be the date Dr. Greene commences his employment or the first trading day occurring thereafter. For each full fiscal year of his employment, Dr. Greene will be eligible for an annual equity grant based on achievement of objectives established by the Committee (the “Annual Equity Award”). At target performance, the Annual Equity Award will be for an option to purchase 100,000 shares of the Company’s common stock at fair market value as of the date of grant. Some or all of the Annual Equity Award may be in the form of restricted stock units or other equity-based awards that have an equivalent economic value to the potential option award. For fiscal year 2007, any Annual Equity Award will be prorated based on the portion of the fiscal year Dr. Greene is employed by the Company.
     If Dr. Greene’s employment is terminated by the Company without Cause or if he resigns for Good Reason (both as defined in the Employment Agreement) after fiscal year 2008, Dr. Greene will be entitled to a lump sum payment equal to two times his then current base salary plus two times his actual annual incentive bonus last paid to him, and he will receive continuation of medical and dental benefits for two years. If he is terminated without Cause or if he resigns for Good Reason before the end of fiscal year 2008, Dr. Greene will be entitled to a lump sum payment equal to two times his then current base salary plus two times his target annual incentive bonus, and he will receive continuation of medical and dental benefits for two years.
     If Dr. Greene’s employment is terminated by the Company without Cause or if he resigns for Good Reason within twelve months following a change of control Event (each as defined in the Management Agreement) that occurs prior to December 31, 2007, then in addition to the severance pay and benefits described above Dr. Greene’s unvested stock options and restricted stock units that would have otherwise vested in the twelve months after termination will vest in full, subject to certain limitations specified in the Management Agreement. If Dr. Greene’s employment is terminated by the Company without Cause or if he resigns for Good Reason within twelve months following a change of control Event that occurs after December 31, 2007, then in addition to the severance pay and benefits described above all of Dr. Greene’s unvested stock options and restricted stock units will vest in full, subject to certain limitations specified in the Management Agreement. If Dr. Greene is terminated without Cause within 90 days prior to a change of control Event, the termination will be presumed to be related to the Event, and Dr. Greene will be entitled to the corresponding benefits under the Management Agreement.
     The foregoing description of the terms of the Employment Agreement and the Management Agreement are summaries only and are qualified in all respects by reference to the Employment Agreement and the Management Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference.
     From 2006 to present, Dr. Greene, age 52, has served as Vice President, Financial Services - Sales and Distribution with IBM. From 2001 to 2006, he served as IBM’s General Manager — Global Banking. From 1994 through 2000, Dr. Greene served in other executive roles at IBM.
     There are no family relationships between Dr. Greene and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Employment Agreement with the Company, there are no transactions between Dr. Greene or any of his immediate family members and the Company or any of its subsidiaries which would require disclosure under Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit	Description
10.1	Employment Agreement dated February 13, 2007 by and between the Company and Dr. Mark Greene

10.2	Management Agreement dated February 14, 2007 by and between the Company and Dr. Mark Greene

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ Charles M. Osborne
Charles M. Osborne
Interim Chief Executive Officer, Vice President, Chief Financial Officer

Date: February 14, 2007

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Employment Agreement dated February 13, 2007 by and between the Company and Dr. Mark Greene	Filed Electronically

10.2	Management Agreement dated February 14, 2007 by and between the Company and Dr. Mark Greene	Filed Electronically